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                                                                    Exhibit 4.10
                                                                    ------------

                        THIRD SUPPLEMENTAL INDENTURE

                   THIRD SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"), dated as of March 30, 2001, among SWLP, L.L.C., an Oklahoma limited liability company, SWGP, L.L.C., an Oklahoma limited liability company, SOUTHWEST PCS, L.P., an Oklahoma limited partnership, SOUTHWEST PCS PROPERTIES, LLC, a Delaware limited liability company, SOUTHWEST PCS LICENSES, LLC, a Delaware limited liability company (collectively, the "New Subsidiary Guarantors"), each a subsidiary of ALAMOSA (DELAWARE), INC., a Delaware corporation (the "Company"), on behalf of itself and the Subsidiary Guarantors (the "Existing Subsidiary Guarantors") under the indenture referred to below, and WELLS FARGO BANK MINNESOTA, N.A., a national banking association, as trustee under the indenture referred to below (the "Trustee").

                            W I T N E S S E T H:

          WHEREAS, the Company and the Existing Subsidiary Guarantors have heretofore executed and delivered to the Trustee an Indenture dated as of February 8, 2000, as amended by a Supplemental Indenture dated January 31, 2001 and a Second Supplemental Indenture dated February 14, 2001 (the "Indenture"), providing for the issuance of an aggregate principal amount at maturity of up to $350,000,000 of 127/8% Senior Discount Notes due 2010 (the "Securities");

          WHEREAS Section 4.15 of the Indenture provides that under certain circumstances the Company is required to cause the New Subsidiary Guarantors to execute and deliver to the Trustee a supplemental indenture pursuant to which the New Subsidiary Guarantors shall unconditionally guarantee all the Company's obligations under the Securities pursuant to a Subsidiary Guaranty on the terms and conditions set forth herein; and

          WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee, the Company and the Existing Subsidiary Guarantors are authorized to execute and deliver this Supplemental Indenture;

          NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Subsidiary Guarantors, the Company, the Existing Subsidiary Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Securities as follows:

          1. Agreement to Guarantee. The New Subsidiary Guarantors hereby agree, jointly and severally with all other existing Subsidiary Guarantors, to unconditionally guarantee the Company's obligations under the Securities on the terms and subject to the conditions set forth in Articles X and XI of the Indenture and to be bound by all other applicable provisions of the Indenture.

          2. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.

         3. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

          4. Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.


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          5. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

          6. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction thereof.

          IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

                         SWLP, L.L.C.

                         By:

                         /s/ David E. Sharbutt
                         -------------------------------
                         Name: David E. Sharbutt
                         Title: President


                         SWGP, L.L.C.

                         By:

                         /s/ David E. Sharbutt
                         -------------------------------
                         Name: David E. Sharbutt
                         Title: President


                         SOUTHWEST PCS, L.P.

                         By:

                         /s/ David E. Sharbutt
                         ------------------------------
                         Name: David E. Sharbutt
                         Title: President


                         SOUTHWEST PCS PROPERTIES, LLC

                         By:

                         /s/ David E. Sharbutt
                         ------------------------------
                         Name: David E. Sharbutt
                         Title: President


                         SOUTHWEST PCS LICENSES, LLC

                         By:

                         /s/ David E. Sharbutt
                         ------------------------------
                         Name: David E. Sharbutt
                         Title: President


                         ALAMOSA (DELAWARE), INC., on behalf of itself and the Existing Subsidiary Guarantors

                         By:

                         /s/ David E. Sharbutt
                         ------------------------------
                         Name: David E. Sharbutt
                         Title: Chairman of the Board and
                                Chief Executive Officer


                         WELLS FARGO BANK MINNESOTA, N.A.,
                         as Trustee

                         By:

                         /s/ Timothy P. Mowdy
                         ------------------------------
                         Name: Timothy P. Mowdy
                         Title: Corporate Trust Officer

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